FOR IMMEDIATE RELEASE
Oct. 16, 2001

Tellabs reports third-quarter sales of $448 million
and pro forma earnings per share of 1 cent

Lisle, Ill. — Tellabs achieved third-quarter 2001 sales of $448 million, with more than 10% of sales driven by new products. Sales in Tellabs' largest product group, optical networking, increased sequentially over the second quarter as a result of new product sales.

Tellabs reported third-quarter diluted earnings per share of 1 cent and net income of $2 million before one-time items. One-time items in the third quarter included a $50 million restructuring charge announced in August, a gain of $6 million from the sale of stock and a writedown of $19 million in technology investments. Including one-time items, Tellabs reported a loss of $49 million or 12 cents per share.

Tellabs made significant progress to lower its cost structure in the quarter, as it worked to align expenses with revenues. Operating expenses for the third quarter were $195 million, down 13% sequentially from the second quarter.

"Customers continue to embrace Tellabs' new optical products, as more than 10% of our sales this quarter were generated by new products," said Tellabs President and CEO Richard C. Notebaert. "And we are encouraged to see greater stability in our U.S. customers' recent order patterns."

Tellabs said that it does not have sufficient visibility to provide guidance for the fourth quarter of 2001.

Optical Networking — Sales of optical networking increased sequentially to $233 million from the second quarter of 2001. Sales of new products, including the Tellabs TITAN® 6000 series, rose to $47 million, or more than 10% of overall quarterly sales. Tellabs recently announced agreements with VoiceStream and Qwest for TITAN 5500 systems to optimize their networks.

Broadband Access — Weaker European markets affected Tellabs and led to sequentially lower revenues in Tellabs' broadband access segment. Third-quarter sales amounted to $122 million. Tellabs enhanced its MartisDXX® platform to consolidate voice and data traffic in corporate networks and announced a distribution agreement with Nanjing Postel Telecommunications to sell FOCUS™ networking equipment in China.

Voice-Quality Enhancement — Sales in the voice-quality enhancement market amounted to $36 million. Tellabs announced new voice-quality enhancement business with Verizon Wireless, BTCellnet and Nextel. The company also launched the new VERITY™ 3100S, the industry's only digital broadband echo canceller that combines voice-quality enhancement and cross-connect functions into one system, eliminating the need for multiplexers and cutting costs by half.

Professional Services — Revenues for professional services, which typically lag equipment sales, amounted to $57 million.

Simultaneous Webcast of earnings teleconference — Tellabs will host a teleconference at 7:30 a.m. Central time on Tuesday, Oct. 16, 2001, to discuss third-quarter results. Internet users can hear a simultaneous live webcast of the teleconference at www.tellabs.com. A taped replay of the call will be available for two days, beginning at 9:30 a.m. Central time, at 800-633-8284. Outside of the United States, dial 858-812-6440. When prompted, enter the Tellabs reservation number: 19813968.

In 80 countries around the globe, Tellabs helps the world's leading communications service providers build tomorrow's converged networks of voice, data and video. Tellabs employees design, build and service optical networking, broadband access and voice-quality enhancement equipment. Today most telephone calls and Internet sessions in the United States flow through equipment from Tellabs (NASDAQ: TLAB; www.tellabs.com).

Forward-Looking Statements — This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected revenues and earnings per share. These forward-looking statements are based on currently available information and involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expected. Factors that might cause such a difference include, but are not limited to, risks associated with the size and timing of product sales, customers' equipment deployment plans and budgets, new product acceptance; industry capacity; competitive products and pricing; manufacturing efficiencies, and economic changes impacting the telecommunications industry. For a more detailed description of these and other risk factors, please refer to the company's 10-K, 10-Q and other SEC filings. The company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

INVESTOR CONTACT: John Springer
+1.630.378.8289
John.Springer@tellabs.com

MEDIA CONTACT: Jean Medina
+1.630.512.8336
Jean.Medina@tellabs.com

Tellabs, the Tellabs logo, TITAN and MartisDXX are registered trademarks and FOCUS and VERITY are trademarks of Tellabs or one of its affiliates in the United States and/or other countries.

TELLABS, INC. Results of Operations (Amounts in thousands, except per-share data)
	Three Months Ended		Nine Months Ended

	09/28/01	09/29/00	09/28/01	09/29/00

Net Sales	$448,215	$812,111	$1,729,718	$2,228,856
Cost of Goods Sold	258,503	378,727	1,087,525	1,041,244

Gross Profit	189,712	433,384	642,193	1,187,612

Operating Exp.
Sales, Marketing & G.A.	92,120	94,809	310,887	282,101
Research & Development	96,318	104,262	334,546	300,566
Merger Costs	---	---	---	5,760
Restructuring Expenses	50,291	---	134,048	---
Goodwill Amortization	6,806	3,034	17,286	8,823

Total Operating Expenses	245,535	202,105	796,767	597,250

Operating Profit	(55,823)	231,279	(154,574)	590,362
Interest/Other-Net	(3,957)	36,075	26,849	88,421

Profit Before Tax	(59,780)	267,354	(127,725)	678,783

Income Taxes	(10,306)	80,027	(26,056)	213,817

Net Profit Before Cum. Effect	(49,474)	187,327	(101,669)	464,966

Cumulative Effect of Change In Acctg. Principle (Net of Tax)	---	---	---	(29,161)

Profit After Cum. Effect	$(49,474)	$187,327	$(101,669)	$435,805

Earnings Per Share Before Cumulative Effect
Basic	$(0.12)	$0.46	$(0.25)	$1.14

Diluted	$(0.12)	$0.45	$(0.25)	$1.11

Cumulative Effect per Share
Basic	---	---	---	($0.07)
Diluted	---	---	---	($0.07)

Earnings per Share
Basic	$(0.12)	$0.46	$(0.25)	$1.06

Diluted	$(0.12)	$0.45	$(0.25)	$1.04

Average Number of Shares of Common Stock Outstanding
Basic	409,867	410,354	409,384	409,642
Diluted	409,867	419,160	409,384	418,946

TELLABS, INC. Pro Forma Results of Operations (Amounts in thousands, except per-share data) (Unaudited)
	Three Months Ended		Nine Months Ended

	09/28/01*	09/29/00**	09/28/01*	09/29/00**

Net Sales	$448,215	$870,603	$1,735,942	$2,310,832
Cost of Goods Sold	258,503	403,571	915,867	1,081,995

Gross Profit	189,712	467,032	820,075	1,228,837

Operating Exp.[1]
Sales, Marketing & G.A.	92,120	94,809	310,887	282,101
Research & Development	96,318	104,262	334,546	300,566
Goodwill Amortization	6,806	3,034	17,286	8,823

Total Operating Expenses	195,244	202,105	662,719	591,490

Operating Profit	(5,532)	264,927	157,356	637,347
Interest/Other-Net[2]	9,048	15,346	39,854	43,943

Profit Before Tax	3,516	280,273	197,210	681,290

Income Taxes	1,107	84,010	62,122	214,160

Net Profit	$2,409	$196,263	$135,088	$467,130

Earnings Per Share
Basic	$0.01	$0.48	$0.33	$1.14

Diluted	$0.01	$0.47	$0.33	$1.12

Average Number of Shares of Common Stock Outstanding
Basic	409,867	410,354	409,384	409,642
Diluted	412,108	419,160	414,408	418,946

* Results for the three and nine months ended September 28, 2001, exclude pre-tax restructuring and other charges of $50.3 million ($0.10 per diluted share) and $311.9 million ($0.56 per diluted share), respectively, incurred in connection with the Company's two restructurings announced during 2001.

** 2000 results are not restated to reflect the adoption of the SEC's Staff Accounting Bulletin No. 101.

[1] 2000 results exclude charges of $5.8 million ($0.01 per share) related to the merger with SALIX Technologies, Inc.

[2] Results for the three and nine months ended September 28, 2001, exclude a pre-tax impairment loss of $19.4 million ($0.03 per share) associated with the write-down of equity investments in technology companies to market value and a pre-tax gain of $6.4 million ($0.01 per share) on the sale of an equity investment. Results for the third quarter of 2000, exclude a pre-tax gain of $12.1 million ($0.02 per share) on the sale of an equity investment and a pre-tax gain of $8.6 million ($0.01 per share) related to a distribution from a technology investment. Results for the first nine months of 2000 exclude a pre-tax gain of $32.3 million ($0.05 per diluted share) on the sale of an equity investment and pre-tax gains of $13.2 million ($0.02 per diluted share) on distributions from the Company's technology investments.

TELLABS, INC. Condensed Consolidated Balance Sheet (Dollars in thousands)
	2001 Third Quarter	2001 Second Quarter	2000 Year End

Assets
Current Assets
Cash and investments	$1,052,409	$1,034,325	$1,022,347
Accounts receivable, less allowance	337,536	411,701	802,546
Inventories	415,149	473,578	428,255
Deferred tax assets	111,518	104,740	29,773
Other current assets	55,747	32,053	39,558

Total Current Assets	1,972,359	2,056,397	2,322,479

Property, Plant and Equipment	871,042	835,013	756,895
Accumulated depreciation	(332,574)	(325,591)	(296,134)

	538,468	509,422	460,761

Goodwill	179,664	171,443	73,924
Other Assets	217,566	207,841	215,903

Total Assets	$2,908,057	$2,945,103	$3,073,067

Liabilities
Current Liabilities
Accounts payable	$58,354	$111,757	$155,006
Accrued liabilities	96,081	106,925	164,045
Accrued restructuring and other charges	120,723	100,014	---
Income taxes	---	---	93,294

Total Current Liabilities	275,158	318,696	412,345

Long-term debt	2,850	2,850	2,850
Accrued long-term restructuring charges	25,654	25,333	---
Other long-term liabilities	31,436	27,994	24,221
Deferred income taxes	620	---	6,067

Total Liabilities	335,718	374,873	445,483

Stockholders' Equity
Common Stock, $0.01 Par Value	4,130	4,128	4,112
Additional Paid-In Capital	488,204	483,331	441,909
Treasury Stock	(126,476)	(126,476)	(126,476)
Cumulative Translation Adjustment	(134,468)	(177,542)	(127,018)
Unrealized Holding (Losses) Gains on Securities	4,002	368	(3,559)
Retained Earnings	2,336,947	2,386,421	2,438,616

Total Stockholders' Equity	2,572,339	2,570,230	2,627,584

Total Liab. and Stockholders' Equity	$2,908,057	$2,945,103	$3,073,067